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                                                                    Exhibit 23.4


                    CONSENT OF INTERNATIONAL DATA CORPORATION


We hereby consent to the use of WORLDWIDE INTERNET AND E-COMMERCE SERVICES MARKET AND TREND FORECAST, 1998-2002 and HOW REAL IS INTERNET COMMERCE?, two International Data Corporation reports, and to all references to us included in or made part of AppNet Systems' Registration Statement on Form S-1 (File No. 333-75205) and any related prospectus.

Date:  5/25/99                                    International Data Corporation



                                                  /s/ Brigitte Zepernick
                                                  ------------------------------
                                                  Brigitte Zepernick
                                                  Sr. Account Executive